[Deloitte & Touche LLP Letterhead]


                                                                      Exhibit 24


INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by reference in  Registration  Statement  Nos.
33-38070,   33-38038,   33-38037,   33-46966  and  33-77086  on  Forms  S-8  and
Registration Statement No. 33-89030 on Forms S-3 of The Chalone Wine Group, Ltd., of our report dated May 14, 1998 appearing in the Annual Report on Form 10-K of The Chalone Wine Group, Ltd. for the year ended March 31, 1998.


/s/ Deloitte & Touche LLP
-------------------------------


June 26, 1998